EXHIBIT 2.1








                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              APOLLO DIAMOND, INC.

                                       AND

                             DENTAL RESOURCES, INC.







                                 August 10, 2001


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                                TABLE OF CONTENTS

ARTICLE 1. THE MERGER; CONVERSION OF SHARES....................................1
      1.1   The Merger.........................................................1
      1.2   Effective Time.....................................................1
      1.3   Conversion of Shares...............................................1
      1.4   Apollo Dissenters' Rights..........................................1
      1.5   Dental Dissenters' Rights..........................................2
      1.6   Exchange of Apollo Common Stock....................................2
      1.7   Stock Options and Warrants.........................................3
      1.8   Capitalization Changes.............................................3
      1.9   Articles of Incorporation of the Surviving Corporation.............4
      1.10  Bylaws of the Surviving Corporation................................4
      1.11  Directors and Officers of the Surviving Corporation................4

ARTICLE 2. CLOSING.............................................................4
      2.1   Time and Place.....................................................4
      2.2   Filings at the Closing.............................................4

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF DENTAL............................4
      3.1   Organization.......................................................4
      3.2   Authorization......................................................5
      3.3   Capitalization.....................................................5
      3.4   Reports and Financial Statements...................................5
      3.5   Absence of Undisclosed Liabilities.................................6
      3.6   Consents and Approvals.............................................6
      3.7   Compliance with Laws...............................................6
      3.8   Litigation.........................................................6
      3.9   Absence of Material Adverse Changes................................6
      3.10  Officers, Directors and Employees..................................7
      3.11  Taxes..............................................................7
      3.12  Contracts..........................................................7
      3.13  Intellectual Property Rights.......................................7
      3.14  Benefit Plans......................................................8
      3.15  Minute Books.......................................................9
      3.16  No Finders.........................................................9
      3.17  Proxy Statement....................................................9
      3.18  State Takeover Laws................................................9

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF APOLLO............................9
      4.1   Organization.......................................................9
      4.2   Authorization.....................................................10
      4.3   Capitalization....................................................10
      4.4   Financial Statements..............................................10
      4.5   Absence of Undisclosed Liabilities................................11
      4.6   Consents and Approvals............................................11
      4.7   Compliance with Laws..............................................11
      4.8   Litigation........................................................11
      4.9   Absence of Material Adverse Changes...............................11
      4.10  Officers, Directors and Employees.................................11
      4.11  Taxes.............................................................12
      4.12  Contracts.........................................................12
      4.13  Intellectual Property Rights......................................12
      4.14  Benefit Plans.....................................................13
      4.15  Minute Books......................................................14
      4.16  No Finders........................................................14


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ARTICLE 5. COVENANTS..........................................................14
      5.1   Conduct of Business of Dental.....................................14
      5.2   Conduct of Business of Apollo.....................................14
      5.3   No Solicitation...................................................15
      5.4   Access and Information............................................16
      5.5   Approval of Dental and Apollo Shareholders........................17
      5.6   Consents..........................................................18
      5.7   Further Actions...................................................18
      5.8   Regulatory Approvals..............................................18
      5.9   Certain Notifications.............................................18
      5.10  Securities Laws...................................................18
      5.11  Disposition of Dental Operating Assets............................18
      5.12  Resignations and Elections of Directors...........................19
      5.13  Plan of Reorganization............................................19
      5.14  Directors and Officers Liability..................................19
      5.15  Shareholder Acknowledgments.......................................19

ARTICLE 6. CLOSING CONDITIONS.................................................19
      6.1   Conditions to Obligations of Apollo and Dental....................19
      6.2   Conditions to Obligations of Apollo...............................20
      6.3   Conditions to Obligations of Dental...............................20

ARTICLE 7. TERMINATION AND ABANDONMENT........................................20
      7.1   Termination.......................................................20
      7.2   Effect of Termination.............................................22

ARTICLE 8. MISCELLANEOUS......................................................23
      8.1   Amendment and Modification........................................23
      8.2   Waiver of Compliance; Consents....................................23
      8.3   Investigation; Survival of Representations and Warranties.........23
      8.4   Notices...........................................................23
      8.5   Assignment........................................................24
      8.6   Governing Law.....................................................24
      8.7   Counterparts......................................................24
      8.8   Knowledge.........................................................24
      8.9   Interpretation....................................................24
      8.10  Publicity.........................................................24
      8.11  Entire Agreement..................................................25
      8.12  Severability......................................................25
      8.13  Specific Performance..............................................25


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EXHIBITS:

         Exhibit A:........Plan of Merger
         Exhibit B:........Form of Articles of Incorporation
         Exhibit C:........Form of Bylaws
         Exhibit D:........Form of Limited Recourse Note
         Exhibit E: .......Form of Shareholder Acknowledgment


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


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of August 10, 2001, by and among Apollo Diamond, Inc., a Massachusetts corporation ("Apollo") and Dental Resources, Inc., a Minnesota corporation ("Dental").

         WHEREAS, the Boards of Directors of Apollo and Dental have approved the merger of Apollo with and into Dental (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.
                        THE MERGER; CONVERSION OF SHARES

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Apollo shall be merged with and into Dental in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA"), whereupon the separate corporate existence of Apollo shall cease, and Dental shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Apollo and Dental, all as more fully described in the MBCA.

         1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or, to the extent permitted hereunder, waived on the Closing Date (as defined in Section 2.1), Dental will file, or cause to be filed, with the Secretary of State of the State of Minnesota, articles of merger for the Merger, which articles of merger shall include the Plan of Merger attached hereto as Exhibit A and be in the form required by and executed in accordance with the applicable provisions of the MBCA. The Merger shall become effective at the time such filing is made or, if agreed to by Apollo and Dental, such later time or date set forth in the Articles of Merger (the "Effective Time").

         1.3 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Apollo or Dental or any holder of any share of capital stock of Apollo or Dental:

         (a) Each share of common stock of Apollo, $.01 par value per share ("Apollo Common Stock"), issued and outstanding immediately prior thereto (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the Business Corporation Law of Massachusetts ("BCLM"), and pursuant to Section 1.4 below) shall be converted into, the right to receive ten thousand (10,000) (the "Conversion Ratio") shares of common stock of Dental, par value $.01 per share (the "Dental Common Stock").

         (b) Each share of Dental Common Stock issued and outstanding immediately prior to the Effective Time shall (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA and pursuant to Section 1.5 below) remain issued and outstanding and unaffected by the Merger.

         1.4 Apollo Dissenters' Rights.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Apollo Common Stock held by a holder who has properly asserted dissenters' rights pursuant to the BCLM with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights shall not be converted into or represent a right


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to receive shares of Dental Common Stock pursuant to Section 1.3(a), but the holder thereof shall only be entitled to such rights as are granted by the BCLM.

         (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Apollo Common Stock who asserts dissenters' rights with respect to such Apollo Common Stock under the BCLM effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Apollo Common Stock shall automatically be converted into and represent only the right to receive the shares of Dental Common Stock as provided in Section 1.3(a), without interest thereon, upon surrender of the certificate or certificates representing such Apollo Common Stock.

         (c) Apollo shall give Dental (i) prompt notice of any written objection pursuant to Section 86 of the BCLM which it received from any Apollo shareholder with respect to that shareholder's Apollo Common Stock, withdrawals of such objections, and any other instruments served pursuant to the BCLM and received by Apollo and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenter's rights with respect to Apollo Common Stock under the BCLM. Apollo shall not, except with the prior written consent of Dental, voluntarily make any payment with respect to any assertion of dissenter's rights with respect to Apollo Common Stock or offer to settle or settle any such demands.

         1.5 Dental Dissenters' Rights

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Dental Common Stock held by a holder who has properly asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA with respect to such shares and not otherwise withdrawn or lost such rights with respect thereto shall not represent shares of Common Stock of the Surviving Corporation, but the holder thereof shall only be entitled to such rights as are granted by the MBCA.

         (b) Dental shall give Apollo (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any Dental Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by Dental and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to Dental Common Stock under the MBCA.

         1.6 Exchange of Apollo Common Stock.

         (a) Upon surrender of a stock certificate representing shares of Apollo Common Stock issued and outstanding immediately prior to the Effective Time ("Apollo Certificate"), Dental will cause its transfer agent to issue to the holder(s) of record of such Apollo Certificate the shares of Dental Common Stock into which shares of Apollo Common Stock have been converted pursuant to Section 1.3(a).

         (b) Holders of Apollo Common Stock will be entitled to any dividends or other distributions pertaining to the Dental Common Stock received in exchange therefor that become payable to persons who are holders of record of Dental Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their Apollo Certificates for exchange.

         (c) All certificates evidencing shares of Dental Common Stock that are issued upon the surrender for exchange of Apollo Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Apollo Common Stock represented by the surrendered Apollo Certificates. All certificates evidencing shares of Dental Common Stock that are issued in accordance with the terms hereof shall bear a legend with substantially the following language:

         "The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required."


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


         (d) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Apollo Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Apollo Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Apollo Certificates representing shares of Apollo Common Stock shall cease to have any rights as stockholders of Apollo, except such rights, if any, as they may have pursuant to the BCLM or this Agreement. Except as provided above, until such Apollo Certificates are surrendered for exchange, each such Apollo Certificate shall, after the Effective Time, represent for all purposes only the right to receive a certificate or certificates evidencing an equal number of shares of Dental Common Stock into which the shares of Apollo Common Stock shall have been converted pursuant to the Merger as provided in Section 1.3(a) hereof and the right to receive any dividends or distributions as provided in Section 1.6(b).

         (e) In the event any Apollo Certificates shall have been lost, stolen, or destroyed, the holder(s) of such Apollo Certificates shall give an affidavit of lost certificate, in form and contents reasonably satisfactory to legal counsel of Dental, instead of surrendering such Apollo Certificates.

         1.7 Stock Options and Warrants.

         (a) Each option or warrant to purchase shares of Apollo Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Apollo Option"), shall, without any action on the part of Apollo or the holder thereof, be assumed by Dental in such manner that Dental
(i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder, or (ii) to the extent that Section 424 of the Code does not apply to any such Apollo Option, would be such a corporation if Section 424 of the Code were applicable to such Apollo Option. From and after the Effective Time, all references to Apollo in the Apollo Options shall be deemed to refer to the Surviving Corporation. The Apollo Options assumed by Dental shall be exercisable upon the same terms and conditions as provided in the Apollo Options (including provisions regarding vesting and the acceleration thereof) except that (i) such Apollo Options shall entitle the holder to purchase from the Surviving Corporation the number of shares of Dental Common Stock that equals the product of the Conversion Ratio multiplied by the number of shares of Apollo Common Stock subject to such Apollo Option immediately prior to the Effective Time, (ii) the option exercise price per share of Dental Common Stock shall be an amount equal to the exercise price per share of Apollo Common Stock in effect immediately prior to the Effective Time divided by the Conversion Ratio, and
(iii) the Apollo Options shall vest to the extent required pursuant to the current terms of such Apollo Options or other agreements as described in Section
4.3 of the Apollo Disclosure Schedule (as defined below). Except to the extent required pursuant to the current terms of such Apollo Options or other agreements as described in Section 1.7 of the Apollo Disclosure Schedule, Apollo shall not take any action to accelerate the vesting of any Apollo Options. As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of an Apollo Option a written instrument informing such holder of the assumption by Dental of such Apollo Option. Dental shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Dental Common Stock for delivery upon exercise of Apollo Options pursuant to the terms set forth in this Section 1.7. Dental shall use its commercially reasonable efforts to cause those Apollo Options that qualified as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

         (b) Each option or warrant to purchase shares of Dental Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested, shall remain issued and outstanding and unaffected by the Merger.

         1.8 Capitalization Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of Dental Common Stock or Apollo Common Stock shall have been changed into or exchanged in accordance with the terms of Sections 5.1 or 5.2, respectively, for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the calculations set forth in this Agreement shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. This section shall not constitute either party's consent to the other party effecting such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction.


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         1.9 Articles of Incorporation of the Surviving Corporation. The
Articles of Incorporation of Dental, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on Exhibit B to this Agreement.

         1.10 Bylaws of the Surviving Corporation. The Bylaws of Dental, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on Exhibit C to this Agreement.

         1.11 Directors and Officers of the Surviving Corporation. As of the Effective Time, the officers and directors of Dental shall resign and be replaced by such persons as are designated by Apollo; provided that Apollo agrees to designate an uneven number of members of the Surviving Corporation's Board of Directors with a majority being outside directors.

                                   ARTICLE 2.
                                     CLOSING

         2.1 Time and Place. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 1 p.m., local time, on the date that the Required Dental Shareholder Vote (as defined in Section 3.2) and the Required Apollo Shareholder Vote (as defined in Section 4.2) is obtained, or as soon thereafter as is reasonably practicable, and in any event no later than the second business day after, all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Apollo and Dental may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree.

         2.2 Filings at the Closing. At the Closing, subject to the provisions of Article 6, Apollo and Dental shall cause the Articles of Merger to be filed in accordance with the provisions of Section 302A.615 of the MBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF DENTAL

         Except as set forth in a document of even date herewith and concurrently delivered herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates (the "Dental Disclosure Schedule"), Dental hereby makes the following representations and warranties to Apollo:

         3.1 Organization. Dental is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Dental Material Adverse Effect (as defined below). Dental is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect (as defined below). "Dental Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Dental; or (ii) to Dental's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Apollo as presently conducted, following the Effective Time, except in each case for (x) any occurrence or condition affecting Dental's industry generally, or (y) any changes in general economic, regulatory or political conditions. Dental has heretofore delivered or made available to Apollo or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Dental, as currently in effect, and of the organizational documents and agreements defining the rights of Dental with respect to any material joint ventures, partnerships or other business in which Dental owns a less-than-100% interest. Dental does not, directly or indirectly, own or control or have any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.


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


         3.2 Authorization. Dental has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Dental of this Agreement and the other agreements contemplated hereby to which Dental is a party, and the consummation by Dental of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Dental's Board of Directors and/or its Special Committee, no other action of Dental's Board of Directors and/or its Special Committee or corporate proceeding on the part of Dental or any Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Dental Common Stock outstanding as of the record date of Dental's shareholder meeting (the "Required Dental Shareholder Vote"), no other action of Dental's Board of Directors and/or its Special Committee or corporate action on the part of Dental is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Dental and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Dental, enforceable against Dental in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.3 Capitalization. As of the date hereof, the authorized capital stock of Dental consists of 8,510,638 shares of Dental Common Stock, par value $.01 per share, of which 813,565.shares are issued and outstanding. All issued and outstanding shares of capital stock of each Dental Subsidiary, if any, are owned, beneficially and of record, by Dental, free and clear of any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind ("Lien"). All issued and outstanding shares of Dental Common Stock have been, and the shares of Dental Common Stock to be issued pursuant to Article 1 will be, when issued, duly authorized, validly issued, fully paid and nonassessable. All issued and outstanding shares of Dental Common Stock have been, and the shares of Dental Common Stock to be issued pursuant to Article 1 will be, when issued, issued in compliance with (and not subject to) any preemptive rights, and in compliance with all applicable state, federal and foreign securities laws. Except for options and warrants to purchase an aggregate 86,634 shares of Common Stock listed in the Dental Disclosure Schedule, as of the date of this Agreement there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Dental is a party that, directly or indirectly, (i) obligate Dental to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Dental of any shares of its capital stock, or (iii) to the knowledge of Dental, relate to the voting or control of such capital stock. The Dental Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Dental Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. None of such options, warrants or other rights shall be subject to adjustment or modification as a result of the Merger.

         3.4 Reports and Financial Statements. Dental's Form 10-SB, any amendments thereto, and any other reports or forms filed with the SEC since the date of such Form 10-SB (collectively the "Dental SEC Filings"), as of their respective dates, (i) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in Dental SEC Filings, (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present in all material respects the consolidated financial position of Dental as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Dental Material Adverse Effect). The statements of earnings included in the audited or unaudited interim financial statements in the Dental SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.


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         3.5 Absence of Undisclosed Liabilities. To the best of Dental's knowledge, Dental has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved against in the unaudited balance sheet of Dental as of February 28, 2001 contained in Dental's Form 10-QSB filed on April 13, 2001 (the "Dental Unaudited Balance Sheet") or in the notes thereto,
(b) liabilities incurred since February 28, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (c) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.6 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, and state securities laws, (ii) obtaining the Required Dental Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the BCLM, the authorization and approval by Dental's Board of Directors and the execution and delivery by Dental of this Agreement and the other agreements contemplated hereby to which Dental is a party and the consummation by Dental of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Dental; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency by which Dental or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 3.3) on any of the properties or assets of Dental under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Dental is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Dental from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.
Section 3.6 of the Dental Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Dental is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Dental, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.7 Compliance with Laws. To the best of Dental's knowledge, Dental is not in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.8 Litigation. There are no claims, actions, suits, proceedings or, to the best of Dental's knowledge, investigations or reviews of any kind, pending or, to the knowledge of Dental, threatened in writing, against Dental or any asset or property of Dental, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.9 Absence of Material Adverse Changes. Since February 28, 2001 there has not been any (a) Dental Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect; or (c) material change by Dental in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Dental's independent public accountants.

         3.10 Officers, Directors and Employees. The Dental Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Dental whose employment with Dental has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Dental. Except as would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect: (i) no unfair labor practice complaint against Dental is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Dental, threatened in writing against or involving Dental; (ii) no unionizing efforts have, to the knowledge of Dental, been made by employees of Dental, Dental is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Dental; and
(iii) there is no labor dispute pending or, to the knowledge of Dental, threatened in writing between Dental and its employees.

         3.11 Taxes. Except for such matters that, individually or in the aggregate, would not have a Dental Material Adverse Effect, (i) Dental has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by Dental; (ii) Dental has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings; and (iii) the liabilities and reserves for taxes reflected on the Dental Unaudited Balance Sheet are adequate to cover all taxes payable by Dental for all taxable periods and portions thereof ending on or before the dates thereof. To the best of Dental's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by Dental, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Dental Material Adverse Effect. Dental has not, with regard to any assets or property held, acquired or to be acquired by Dental, filed a consent to the application of Section 341(f)(2) of the Code. Dental has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Dental is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

         For the purposes of this Agreement, "tax" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "tax" shall also include any liability for taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability for taxes under any tax allocation, tax sharing, tax indemnity, or similar agreement.

         3.12 Contracts. The Dental Disclosure Schedule lists, and Dental has heretofore furnished to Apollo complete and accurate copies of (or, if oral, the Dental Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Dental or any affiliate thereof in effect as of the date of this Agreement to which Dental is a party or by which Dental or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Dental is a party that would reasonably be expected to involve payments by or to Dental in excess of $25,000 during Dental's current 2002 fiscal year or in excess of $50,000 in the aggregate during Dental's 2000 and 2001 fiscal years, or would have a Dental Material Adverse Effect, or that is material and was not made in the ordinary course of business. Dental is not in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Dental, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect. As of the date of this Agreement, Dental is not a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Dental's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Dental material obligations not reflected in the Dental SEC Filings, or (iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC is applicable, which has not been so filed.

         3.13 Intellectual Property Rights. The Dental Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Dental is the owner or a licensee (the "Dental Intellectual Property"). Dental owns, free and clear of any Lien (as defined in
Section 3.3), other than Liens that would not be reasonably expected to have a Dental

Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Dental Intellectual Property. No claim has been asserted or, to the knowledge of Dental, threatened in writing by any person, with respect to the use of Dental Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Dental Material Adverse Effect. To the knowledge of Dental, neither the use of Dental Intellectual Property by Dental in the present conduct of its business nor any product or service of Dental infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Dental Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect,
(i) all Dental Intellectual Property listed in the Dental Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and
(ii) to the knowledge of Dental, the Dental Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Dental, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Dental Intellectual Property, or currently is infringing, or misappropriating any Dental Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.14 Benefit Plans.

         (a) Dental does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Dental is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Dental has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         (b) Dental does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

         (c) Dental does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Dental is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Dental has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

         (d) Dental does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Dental employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Dental Compensation Plans").

         (e) With respect to the Pension Plans, Welfare Plans or Dental Compensation Plans, no event has occurred and, to the knowledge of Dental, there exists no condition or set of circumstances, in connection with which Dental would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         (f) The IRS has issued favorable determination letters with respect to all Dental Pension Plans that are intended to be qualified under Section 401(a) of the Code. Dental has provided or made available to Apollo summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Dental has provided or made available to Apollo (i) copies of all employment agreements with officers of any of Dental (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Dental with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Dental with or relating to any of its employees that contain change in control provisions.

         (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Dental Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

         3.15 Minute Books. Dental has previously made available to Apollo or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Board of Directors of Dental.

         3.16 No Finders. No act of Dental has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Dental Disclosure Schedule to those parties identified thereon who have acted as a finder for Dental or have been retained by Dental as financial advisors pursuant to the agreements or other documents described in the Dental Disclosure Schedule, copies of which have been provided or made available to Apollo or its advisors prior to the date of this Agreement.

         3.17 Proxy Statement. The Dental Proxy Statement (as defined in Section
5.5 hereof) and any amendments or supplements thereto (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Dental with respect to information relating to Apollo or any affiliate of Apollo supplied by Apollo specifically for inclusion in the Proxy Statement.

         3.18 State Takeover Laws. The Board of Directors of Dental has approved the transactions contemplated by this Agreement, such that the provisions of
Section 302A.673 (entitled "Business Combinations") of the MBCA will not apply to this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF APOLLO

         Except as set forth in a document of even date herewith and concurrently delivered herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates (the "Apollo Disclosure Schedule"), Apollo hereby makes the following representations and warranties to Dental:

         4.1 Organization. Apollo is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have an Apollo Material Adverse Effect (as defined below). Apollo and each Apollo Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect (as defined below). "Apollo Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Apollo; or (ii) to Apollo's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Apollo as presently conducted, following the Effective Time, except in each case for (x) any occurrence or condition affecting Apollo's industry generally, or (y) any changes in general economic, regulatory or political conditions. Apollo has heretofore delivered or made available to Dental or its advisers complete and accurate copies of the Articles of Organization, Bylaws and other governing instruments of Apollo, as currently in effect, and of the organizational documents and agreements defining the rights of Apollo with respect to any material joint ventures, partnerships or other business in which Apollo owns a less-than-100% interest. Apollo does not, directly or indirectly, own or control or has no equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity that is material to Apollo.

         4.2 Authorization. Apollo has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Apollo of this Agreement and the other agreements contemplated hereby to which Apollo is a party, and the consummation by Apollo of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Apollo's Board of Directors, no other action of Apollo's Board of Directors or corporate proceeding on the part of Apollo are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Apollo Common Stock outstanding as of the record date of Apollo's shareholder meeting (the "Required Apollo Shareholder Vote"), no other action of Apollo's Board of Directors or corporate action on the part of Apollo is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Apollo and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Apollo , enforceable against Apollo in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         4.3 Capitalization. As of the date hereof, the authorized capital stock of Apollo consists of 200,000 shares of Apollo Common Stock, par value $.01 per share, of which 600 shares are issued and outstanding. All issued and outstanding shares of capital stock of each Apollo Subsidiary are owned, beneficially and of record, by Apollo, free and clear of any Lien. All issued and outstanding shares of Apollo Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. All issued and outstanding shares of Apollo Common Stock have been issued and sold in compliance with all applicable state, federal and foreign securities laws. Outstanding convertible securities issued pursuant to a bridge financing can be converted at any time into a maximum amount of 60 shares of Apollo Common Stock and additional warrants to purchase an aggregate of 30 shares of Apollo Common Stock. In a private placement, Apollo will attempt to sell up to 200 shares of Apollo Common Stock, together with warrants to purchase an aggregate of 200 shares of Apollo Common Stock. There are additional warrants issued and outstanding to purchase an aggregate amount of 35 shares of Apollo Common Stock all of which are listed in the Apollo Disclosure Schedule. As of the date of this Agreement there are no other outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Apollo or any Apollo Subsidiary is a party that, directly or indirectly, (i) obligate Apollo or any Apollo Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Apollo of any shares of its capital stock, or (iii) to the knowledge of Apollo, relate to the voting or control of such capital stock. The Apollo Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Apollo Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. No consent of holders of Apollo Options is required to carry out the provisions of Section 1.7.

         4.4 Financial Statements. Apollo's audited financial statements at and for the year ended December 31, 2000 and unaudited financial statements at and for the quarter ended March 31, 2001 (collectively the "Apollo 2001 Financials"), (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and (ii) fairly present in all material respects the consolidated financial position of Apollo as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have an Apollo Material Adverse Effect). The statements of earnings included in the Apollo 2001 Financials do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

         4.5 Absence of Undisclosed Liabilities. To the best of Apollo's knowledge, Apollo has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved against in the audited balance sheet of Apollo as of December 31, 2000 contained in the Apollo 2001 Financials or in the notes thereto, (b) liabilities or obligations that are accrued or reserved against in the unaudited balance sheet of Apollo as of March 31, 2001, (c) liabilities incurred since April 1, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.6 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act and state securities laws, (ii) obtaining the Required Apollo Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the BCLM, the authorization and approval by Apollo's Board of Directors and the execution and delivery by Apollo of this Agreement and the other agreements contemplated hereby to which Apollo is a party and the consummation by Apollo of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Organization or Bylaws of Apollo; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency) by which Apollo or any Apollo Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 4.3) on any of the properties or assets of Apollo or any Apollo Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Apollo is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Apollo from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect. Section 4.6 of Apollo Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Apollo is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Apollo, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.7 Compliance with Laws. To the best of Apollo's knowledge, Apollo is not in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.8 Litigation. There are no claims, actions, suits, proceedings or, to the knowledge of Apollo, investigations or reviews of any kind, pending or, to the knowledge of Apollo, threatened in writing, against Apollo or any asset or property of Apollo, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.9 Absence of Material Adverse Changes. Since April 1, 2001 there has not been any (a) Apollo Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect; or (c) material change by Apollo in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Apollo's independent public accountants.

         4.10 Officers, Directors and Employees. Prior to the date hereof, Apollo has provided to Dental a list that completely and accurately sets forth the name and current annual salary rate of each officer of Apollo or any Apollo

Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year is expected to be, in excess of $75,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Apollo Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Apollo whose employment with Apollo has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Apollo. Except as would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect: (i) no unfair labor practice complaint against Apollo is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Apollo, threatened in writing against or involving Apollo; (ii) no unionizing efforts have, to the knowledge of Apollo, been made by employees of Apollo, Apollo is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Apollo; and
(iii) there is no labor dispute pending or, to the knowledge of Apollo, threatened in writing between Apollo and its employees.

         4.11 Taxes. Except for such matters that, individually or in the aggregate, would not have an Apollo Material Adverse Effect, (i) Apollo has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by Apollo; (ii) Apollo has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings and (iii) the liabilities and reserves for taxes reflected on Apollo Audited Balance Sheet are adequate to cover all taxes payable by Apollo for all taxable periods and portions thereof ending on or before the dates thereof. To Apollo's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by Apollo, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have an Apollo Material Adverse Effect. Apollo has not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Apollo has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Apollo is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

         4.12 Contracts. The Apollo Disclosure Schedule lists, and Apollo has heretofore furnished to Dental complete and accurate copies of (or, if oral, the Apollo Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Apollo or any affiliate thereof in effect as of the date of this Agreement to which Apollo is a party or by which Apollo or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Apollo is a party that would reasonably be expected to involve payments by or to Apollo in excess of $25,000 during Apollo's current 2002 fiscal year or in excess of $50,000 in the aggregate during Apollo's 2000 and 2001 fiscal years, or would have an Apollo Material Adverse Effect, or that is material and was not made in the ordinary course of business. Apollo is not in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Apollo, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect. As of the date of this Agreement, Apollo is not a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Apollo's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Apollo material obligations not reflected in the Apollo 2001 Financials, or (iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC would be applicable if Apollo were subject to the 1934 Act.

         4.13 Intellectual Property Rights. The Apollo Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Apollo is the owner or a licensee (the "Apollo Intellectual Property"). Apollo owns, free and clear of any Lien (as defined in
Section 4.3), other than Liens that would not be reasonably expected to have an Apollo Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Apollo Intellectual Property. No claim has been asserted or, to the knowledge of Apollo, threatened in writing by any person, with respect to the use of Apollo Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have an Apollo Material Adverse Effect. To the knowledge of Apollo, neither the use of Apollo Intellectual Property by Apollo in the present conduct of its business nor any product or service of Apollo infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have an Apollo Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect, (i) all Apollo Intellectual Property listed in the Apollo Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) to the knowledge of Apollo, the Apollo Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Apollo, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Apollo Intellectual Property, or currently is infringing, or misappropriating any Apollo Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.14 Benefit Plans.

         (a) Apollo does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of ERISA, including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Apollo is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Apollo has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         (b) Apollo does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

         (c) Apollo does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Apollo is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Apollo has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

         (d) Except as disclosed on the Apollo Disclosure Schedule, Apollo does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Apollo employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Apollo Compensation Plans").

         (e) With respect to the Pension Plans, Welfare Plans or Apollo Compensation Plans, no event has occurred and, to the knowledge of Apollo, there exists no condition or set of circumstances, in connection with which Apollo would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         (f) The IRS has issued favorable determination letters with respect to all Apollo Pension Plans that are intended to be qualified under Section 401(a) of the Code. Apollo has provided or made available to Dental summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Apollo has provided or made available to Dental (i) copies of all employment agreements with officers of Apollo (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Apollo with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Apollo with or relating to any of its employees that contain change in control provisions.

         (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Apollo Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

         4.15 Minute Books. Apollo has previously made available to Dental or its representatives all of the minutes of meetings of and corporate actions or written consents by the stockholders, Board of Directors, and committees of the Board of Directors of Apollo.

         4.16 No Finders. No act of Apollo has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Apollo Disclosure Schedule to those parties identified thereon who have acted as a finder for Apollo or have been retained by Apollo as financial advisors pursuant to the agreements or other documents described in the Apollo Disclosure Schedule, copies of which have been provided or made available to Dental or its advisors prior to the date of this Agreement.

                                   ARTICLE 5.
                                    COVENANTS

         5.1 Conduct of Business of Dental. From the date of this Agreement to the Effective Date, unless Apollo shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Dental shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any shares of Dental Common Stock, or securities convertible into or exchangeable for Dental Common Stock, other than (i) the grant of Dental Common Stock and/or warrants to purchase shares of Dental Common Stock under any agreement described in Section 3.16 of the Dental Disclosure Schedule, and (ii) issuances of shares of Dental Common Stock pursuant to the exercise or conversion of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause (i) above; (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Dental whether by stock dividend, reverse stock split, distribution of securities convertible into Dental capital stock or otherwise;
(d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Dental's past custom and practice.

         5.2 Conduct of Business of Apollo. From the date of this Agreement to the Effective Date, unless Dental shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Apollo shall not, directly or indirectly:

         (a) amend or propose to amend its Articles of Organization or Bylaws;

         (b) issue, sell or grant any shares of Apollo Common Stock, or securities convertible into or exchangeable for Apollo Common Stock, other than the (i) sale of up to an aggregate of 200 shares of Apollo Common Stock at not less than Ten Thousand Dollar ($10,000) per share, (ii) the grant of Apollo Common Stock and/or warrants to purchase shares of Apollo Common Stock under any agreement as described in Section 4.16 of the Apollo Disclosure Schedule, (iii) conversion of the notes issued in the bridge financing described in Section 4.3 of the Apollo Disclosure Schedule, and (iv) issuances of shares of Apollo Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause (ii) above; with the prior consent of Dental, Apollo may issue additional Apollo securities for an aggregate value of $20,000,000.

         (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Apollo whether by stock dividend, reverse stock split, distribution of securities convertible into Apollo capital stock or otherwise;

         (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof;

         (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder;

         (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters;

         (g) declare or pay any dividend or distribution; or

         (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Apollo's past custom and practice.

         5.3 No Solicitation. Dental and Apollo shall not, and shall cause their respective officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than a party to this Agreement) concerning any proposed Alternative Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving Dental or Apollo, respectively: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of Dental or Apollo, respectively; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Dental or Apollo or their respective affiliates, (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Dental or Apollo, respectively; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Dental or Apollo, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Dental and Apollo will immediately cease and terminate all discussions, if any, that have taken place prior to the date hereof with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by Dental or Apollo, respectively. Dental and Apollo will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. Dental and Apollo will promptly communicate to each other the name of the person or entity submitting, and the terms and conditions of, any proposal or written inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with Dental or Apollo, respectively, after the date hereof in respect of a proposed Alternative Transaction; provided, however, that this Agreement shall not prohibit the Board of Directors of Dental or Apollo from:

         (i) prior to approval of the Merger by its respective shareholders, furnishing nonpublic information to or affording access to its properties, books or records, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as defined below), if, and only to the extent that,

         (a) the Board of Directors of Dental or Apollo, as the case may be, determines in good faith after consultation with its independent legal counsel, that such action is so required under applicable law in order for the Board of Directors or Dental or Apollo, as the case may be, to comply with its applicable fiduciary duties to its shareholders imposed by law,

         (b) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, Dental or Apollo, as the case may be (x) provides at least 24 hours prior written notice to the other party to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the Superior Proposal, and (y) receives from such person or entity an executed confidentiality agreement to the effect that such Third Party will not disclose any confidential information of Dental or Apollo, as the case may be; and

         (c) Dental or Apollo, as the case may be, concurrently provides the other party with all non-public information to be provided to such Third Party that such other party has not previously received, and Dental or Apollo, as the case may be, keeps the other party informed, on a regular basis, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations; or

         (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the 1934 Act with regard to a proposed Alternative Transaction or making such disclosure to its shareholders as in the reasonable judgment of the Board of Directors of Dental or Apollo, as the case may be, with the advice of independent counsel, is required under applicable law.

Nothing in this Section 5.3 shall (x) permit Dental or Apollo to terminate this Agreement (except as specifically provided in Article 7 hereof), or (y) permit Dental or Apollo to enter into any agreement providing for an Alternative Transaction (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect. For purposes of this Agreement, a "Superior Proposal" shall mean a proposal for an Alternative Transaction that the Board of Directors of Dental or Apollo, as the case may be, has reasonably and in good faith determined (with the advice of its financial advisors and taking into account all legal, financial and regulatory aspects of the likelihood of the consummation of such Alternative Transaction, including, but not limited to, the conditions to consummation and the consequences under such Alternative Transaction proposal of any material adverse effects or changes in Dental or Apollo, as the case may be) to be more favorable to Dental's or Apollo's, respectively, shareholders than the transactions contemplated by this Agreement.

         5.4 Access and Information.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Dental or Apollo is a party (in which case Dental or Apollo shall use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to the other party) or pursuant to applicable law, Dental and Apollo shall afford to the other party, and to the other party's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, Dental and Apollo shall each furnish promptly to the other party all information concerning Dental's or Apollo's businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of Dental's and Apollo's businesses and, in connection therewith, Apollo and Dental shall be entitled, during normal business hours upon reasonable prior notice and in a manner that does not unreasonably interfere with the other party's business, to have employees or other representatives present at the offices of the other party and its subsidiaries to observe, and be kept informed concerning such other party's operations and business planning.

         (b) Prior to closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Dental nor Apollo nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

         (i) is known to the party receiving the information (the "Recipient") at the time of disclosure;

         (ii) becomes publicly known or available without the disclosure thereof by the Recipient in violation of this Agreement; or

         (iii) is rightfully received by the Recipient from a third party.

This provision shall not prohibit the disclosure of information required under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

In the event that Recipient or anyone to whom Recipient transmits confidential information become legally compelled to disclose confidential information, Recipient will provide the other party with prompt written notice thereof so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with this provision, Recipient may disclose confidential information, but only that portion of the confidential information which Recipient is advised by written opinion of counsel Recipient is legally required to disclose.

         5.5 Approval of Dental and Apollo Shareholders.

         (a) Dental shall promptly take all action necessary in accordance with the MBCA and Dental's Articles of Incorporation and Bylaws to cause a special meeting of Dental's shareholders (the "Dental Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of (i) to the extent reasonably practicable and necessary under the MBCA, approving the sale of all or substantially all of Dental's Operating Assets (as defined below) pursuant to Section 5.11 as required by the MBCA, and
(ii) voting upon the Merger and the adoption and approval of this Agreement, the Plan of Merger attached hereto as Exhibit A and the Amended and Restated Articles of Incorporation of Dental, attached hereto as Exhibit B. "Dental's Operating Assets" are any tangible and intangible assets owned by Dental at the time of this Agreement and used by Dental in conducting its current business as described in Dental's SEC Filings. At such meeting, Dental shall submit the aforesaid items to the vote of the Dental shareholders and use its reasonable best efforts to obtain the approval by Dental's shareholders for each of such three items. As soon as practicable after the date hereof, Dental shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Dental's shareholders included therein are referred to in this Agreement as the "Dental Proxy Statement"). Apollo shall furnish to Dental all information concerning Apollo, its officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Dental may reasonably request in connection with such Dental Proxy Statement. Dental shall cause the Dental Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Dental Proxy Statement shall include the recommendation of Dental's Board of Directors in favor of the Merger, unless the Board of Directors of Dental determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Dental's obligation to call, give notice of, convene and hold the Dental Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Dental's shareholders and not postpone or adjourn such meeting or the vote by Dental's shareholders upon this Agreement and the Merger to another date without Apollo's approval.

         (b) Dental shall notify Apollo promptly of the receipt of comments of the SEC, or of any request by the SEC for amendments or supplements to the Dental Proxy Statement. If at any time prior to the mailing of the Dental Proxy Statement, any event or circumstance relating to Dental or Dental's officers or directors should occur and be discovered by Dental that is required to be described in an amendment or supplement to the definitive Proxy Statement, Dental shall promptly inform Apollo. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement, Dental shall, upon learning of such event, promptly notify Apollo and consult and cooperate with Apollo in connection with the preparation of a mutually acceptable amendment or supplement. Dental shall promptly file such amendment with the SEC and mail such amendment as soon as practicable after it is cleared by the SEC. No amendment or supplement to the Proxy Statement will be made by Dental without the approval of Apollo, such approval not to be unreasonably withheld or delayed.

         (c) Apollo shall promptly take all action necessary in accordance with the BCLM and Apollo's Articles of Organization and Bylaws to cause a special meeting of Apollo's shareholders (the "Apollo Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of voting upon the Merger and the adoption and approval of this Agreement. At such meeting, Apollo shall submit such item to the vote of the Apollo shareholders and use its best efforts to obtain the approval by Apollo's shareholders of each of such items. As soon as practicable after the date hereof, Apollo shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Apollo's shareholders included therein are referred to in this Agreement as the "Apollo Proxy Statement"). Dental shall furnish to Apollo all information concerning

Dental and its subsidiaries, officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Apollo may reasonably request in connection with such Apollo Proxy Statement. Apollo shall cause the Apollo Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Apollo Proxy Statement shall include the recommendation of Apollo's Board of Directors in favor of the Merger, unless the Board of Directors of Apollo determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Apollo's obligation to call, give notice of, convene and hold the Apollo Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Apollo's shareholders and not postpone or adjourn such meeting or the vote by Apollo's shareholders upon this Agreement and the Merger to another date without Dental's approval. No amendment or supplement to the Apollo Proxy Statement will be made by Apollo without the approval of Dental, such approval not to be unreasonably withheld or delayed.

         5.6 Consents. Dental will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Dental to consummate the transactions contemplated hereby. Apollo agrees to cooperate with Dental in connection with obtaining such approvals and consents. Apollo will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Apollo or any Apollo Subsidiary to consummate the transactions contemplated hereby. Dental agrees to cooperate with Apollo in connection with obtaining such approvals and consents.

         5.7 Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.8 Regulatory Approvals. Dental and Apollo each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary under applicable laws or regulations for the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

         5.9 Certain Notifications. Dental shall promptly notify Apollo in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Dental or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Apollo shall promptly notify Dental in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Apollo or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

         5.10 Securities Laws. Dental shall take any action required to be taken under the 1933 Act, the 1934 Act or state blue sky or securities laws in connection with the issuance of Dental Common Stock pursuant to the Merger.

         5.11 Disposition of Dental's Operating Assets. Prior to the Effective Time, Dental will sell, transfer or otherwise dispose of substantially all of its Operating Assets; the proceeds from the sale shall remain in the Surviving Corporation. The purchaser of the Operating Assets shall (i) assume all liabilities of Dental existing immediately prior to the Effective Date, provided, that the purchaser shall not assume any unpaid expenses, fees and/or amounts arising from or related to the Merger and incurred by Dental prior to and including the Effective Time, including, but not limited to, expenses and fees arising from or related to the Merger and due and owing by Dental to its legal counsel, its accountants and auditors, and its financial printer, (ii) pay to Dental Five Hundred Thousand Dollars ($500,000) in cash at the time the sale of the Operating Assets is consummated, and (iii) deliver at the time the sale of the Operating Assets is consummated a promissory note for the remaining purchase price in substantially the form attached as Exhibit D, provided, that the principal amount of such promissory note may not exceed Five Hundred Seven Thousand Four Hundred Fifty Dollars ($507,450).

         5.12 Resignations and Elections of Directors. At the Effective Time, Dental will deliver the voluntary resignations of each officer of Dental and each director of Dental who is not designated by Apollo to be a director of the Surviving Corporation in accordance with Section 1.11. The continuing Dental directors shall appoint the other persons designated by Apollo to be directors of the Surviving Corporation upon the consummation of the Merger.

         5.13 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken that could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         5.14     Directors and Officer Liability.

         (a) The Articles of Incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, payment of fees and expenses and exculpation from liability set forth in Dental's Articles of Incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Dental or Apollo, unless such modification is required by law.

         (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.14.

         (c) This Section 5.14 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Dental, Apollo, the Surviving Corporation and the officers and directors thereof, and all other individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Dental or Apollo, and shall be binding on all successors and assigns of the Surviving Corporation.

         5.15 Shareholder Acknowledgments. Apollo shall use its best efforts to cause all of its shareholders to sign and deliver to Dental a Shareholder Acknowledgement in the form of Exhibit E as attached hereto at the time of execution of this Agreement or as soon thereafter as practicable.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Apollo and Dental. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by applicable law:

         (a) No Injunction. Neither Apollo nor Dental shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that is then in effect and (i) has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) would impose any material limitation on the ability of the Surviving Corporation to effectively operate the Apollo business.

         (b) Shareholder Approval. The approval of the shareholders of Dental and Apollo referred to in Section 5.5 hereof shall have been obtained, in accordance with the MBCA and the BCLM, respectively, and Dental's and Apollo's Articles of Incorporation and Organization, respectively, and Bylaws.

         (c) Exemption From Registration. The issuance of the Merger Shares shall be exempt from registration under the 1933 Act and applicable state securities laws.

         6.2 Conditions to Obligations of Apollo. The obligations of Apollo to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Apollo in writing, in whole or in part, to the extent permitted by applicable law:

         (a) Representations and Warranties True. The representations and warranties of Dental contained in this Agreement, without regard to any qualification or reference to "Dental Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Dental Material Adverse Effect. Apollo shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Dental.

         (b) Performance. Dental shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Apollo shall have received a certificate to such effect signed by the Chief Executive Officer of Dental.

         (c) Tax Opinion. Apollo shall have received an opinion of Fredrikson & Byron, P.A., counsel to Apollo, addressed to Apollo, based upon representations of Apollo and Dental and normal assumptions, and dated the Closing, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Apollo and Dental will be considered a party to such reorganization. Apollo and Dental hereby agree to provide to such counsel certificates acceptable to such counsel setting forth the customary representations which may be relied upon by such counsel in rendering such opinion.

         (d) Dental Dissenting Shares. The percentage of outstanding shares of Dental Common Stock held by Dental shareholders who have (i) asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA and
(ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Dental Common Stock.

         6.3 Conditions to Obligations of Dental. The obligation of Dental to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Dental in writing, in whole or in part, to the extent permitted by applicable law:

         (a) Representations and Warranties True. The representations and warranties of Apollo contained in this Agreement, without regard to any qualification or reference to "Apollo Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an Apollo Material Adverse Effect. Dental shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Apollo.

         (b) Performance. Apollo shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Dental shall have received a certificate to such effect signed by the Chief Executive Officer of Apollo.
         (c) Apollo Dissenting Shares. The percentage of outstanding shares of Apollo Common Stock held by Apollo shareholders who have (i) asserted dissenters' rights pursuant to Sections 85 seq. of the BCLM and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Apollo Common Stock.

                                   ARTICLE 7.
                           TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Dental and/or Apollo, only:

         (a) by mutual written consent duly authorized by the Board of Directors of Apollo and the Board of Directors of Dental;

         (b) by either Apollo or Dental if the Merger shall not have been consummated on or before January 31, 2002; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

         (c) by either Apollo or Dental if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

         (d) by either Dental or Apollo if at the Dental Shareholders Meeting, the requisite vote of the shareholders of Dental for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Dental;

         (e) by either Dental or Apollo if at the Apollo Shareholders Meeting, the requisite vote of the shareholders of Apollo for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(e) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Apollo;

         (f) by Apollo if either (i) Dental has breached its obligations under
Section 5.3 in any material respect (provided that for the purposes of this clause (i), actions of representatives or agents of Dental who are not officers, directors or employees of Dental which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as Dental has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of Dental has recommended, approved, or authorized Dental's acceptance or execution of a definitive agreement providing for, an Alternative Transaction, as defined in Section 5.3, (iii) the Board of Directors of Dental has modified in a manner materially adverse to Apollo or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Dental adopt and approve this Agreement and the Merger, (iv) Dental has failed to call the Dental Shareholders Meeting or failed to mail the Dental Proxy Statement to its shareholders within 30 days after the date of this Agreement or failed to include in such statement the recommendation referred to above, or (v) a tender offer or exchange offer for any outstanding shares of Dental Common Stock is commenced, and the Board of Directors of Dental either
(A) recommends in favor of acceptance of such tender offer or exchange offer by its shareholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

         (g) by Dental if either (i) Apollo has breached its obligations under
Section 5.3 in any material respect (provided that for purposes of this clause
(i), actions of representatives or agents of Apollo who are not officers, directors or employees of Apollo which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as Apollo has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of Apollo has recommended, approved, or authorized Apollo's acceptance or execution of a definitive agreement providing for, an Alternative Transaction, as defined in Section 5.3, (iii) the Board of Directors of Apollo has modified in a manner materially adverse to Dental or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Apollo adopt and approve this Agreement and the Merger, (iv) Apollo has failed to call the Apollo Shareholders Meeting or failed to mail the Apollo Proxy Statement to its shareholders within 30 days after the date of this Agreement or failed to include in such statement the recommendation referred to above, or (v) a tender offer or exchange offer for any outstanding shares of Apollo Common Stock is commenced, and the Board of Directors of Apollo either
(A) recommends in favor of acceptance of such tender offer or exchange offer by its shareholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

         (h) by Dental prior to approval of the Merger at the Dental Shareholder Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of Dental has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, Dental to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Dental notifies Apollo in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice,
(iii) Apollo does not make, within five business days after receipt of Dental's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Dental reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of Dental as the Superior Proposal and during such five business-day period Dental reasonably considers and discusses in good faith all proposals submitted by Apollo and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Apollo and its advisors from time to time as requested by Apollo to reasonably consider and discuss in good faith Apollo's proposals, and (iv) Dental pays to Apollo the fee required by Section 7.2(a) to be paid to Apollo in the manner therein provided. Dental agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Apollo has received the notice required by clause (ii) above, and (y) to notify Apollo promptly if its intention to enter into a binding agreement referred to in its notice to Apollo shall change at any time after giving such notice;

         (i) by Apollo prior to approval of the Merger at the Apollo Shareholder Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of Apollo has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, Apollo proposes to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Apollo notifies Dental in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) Dental does not make, within five business days after receipt of Apollo's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Apollo reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of Apollo as the Superior Proposal and during such five business-day period Apollo reasonably considers and discusses in good faith all proposals submitted by Dental and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Dental and its advisors from time to time as requested by Dental to reasonably consider and discuss in good faith Dental's proposals, and (iv) Apollo pays to Dental the fee required by Section 7.2(b) to be paid to Dental in the manner therein provided. Apollo agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Dental has received the notice required by clause (ii) above, and (y) to notify Dental promptly if its intention to enter into a binding agreement referred to in its notice to Dental shall change at any time after giving such notice;

         (j) by Apollo, if (i) Apollo is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Dental of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.2 will not be satisfied ("Terminating Dental Breach"); provided, however, that, if such Terminating Dental Breach is curable by Dental through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Dental continues to exercise reasonable best efforts, Apollo may not terminate this Agreement under this Section 7.1(j); or

         (k) by Dental, if (i) Dental is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Apollo of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied ("Terminating Apollo Breach"); provided, however, that, if such Terminating Apollo Breach is curable by Apollo through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Apollo continues to exercise reasonable best efforts, Dental may not terminate this Agreement under this Section 7.1(k).

         7.2 Effect of Termination.

         (a) In recognition of the time, efforts, and expenses expended and incurred by Dental with respect to Apollo and the opportunity that the Merger presents to Dental, if this Agreement is terminated pursuant to Section 7.1(e) and within 12 months thereafter Apollo enters into an agreement for an Alternative Transaction, or is terminated pursuant to Sections 7.1(g) or 7.1(i) then, in any such event, Apollo will pay to Dental, upon the termination date, by wire transfer of immediately available funds to an account designated by Dental for such purpose, a fee equal to $100,000.

         (b) In recognition of the time, efforts, and expenses expended and incurred by Apollo with respect to Dental and the opportunity that the Merger presents to Apollo, if this Agreement is terminated pursuant to Section 7.1(d) and within 12 months thereafter Dental enters into an agreement for an Alternative Transaction, or is terminated pursuant to Sections 7.1(f) or 7.1(h) then, in any such event, Dental will pay to Apollo, upon the termination date, by wire transfer of immediately available funds to an account designated by Apollo for such purpose, a fee equal to $100,000.

         (c) Dental and Apollo each acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, neither Dental nor Apollo would enter into this Agreement. If either party fails to pay promptly the fee due pursuant to this Section 7.2, such party shall also pay to the other party such other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Wells Fargo Bank Minnesota, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

         (d) In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.4, 7.2, 8.10 and 8.13; provided that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth herein occurring prior to the date of termination.

                                   ARTICLE 8.
                                  MISCELLANEOUS

         8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Apollo, and Dental at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the shareholders of Apollo or Dental, respectively, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Apollo Common Stock shall be converted upon consummation of the Merger or which would otherwise require shareholder approval under applicable law unless such shareholder approval shall have been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2 Waiver of Compliance; Consents. Any failure of Apollo on the one hand, or Dental on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Dental or Apollo, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         8.3 Investigation; Survival of Representations and Warranties. The respective representations and warranties of Apollo and Dental contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties set forth in Articles 3 and 4 and in any certificate delivered pursuant thereto shall terminate at the Effective Time.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Dental, to it at:

                           Dental Resources, Inc.
                           Attention: Doug Murphy
                           530 South River Street
                           Delano, MN 55328
                           Fax: (763) 972 3807

                           with a copy to

                           Fredrikson & Byron, P.A.
                           Attention: John H. Stout
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, MN  55402-3397
                           Fax: (612) 347-7077

                  (b)      If to Apollo, to it at:

                           Apollo Diamond, Inc.
                           Attention: Bryant Linares
                           60 State Street, Suite 700
                           Boston, MA 02110
                           Fax: (508) 881 4827

         with a copy to:

                           Denise Adams, Esq.
                           2010 West 49th Street
                           Minneapolis, MN 55409
                           Fax: (612) 927 0766

         8.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for the provisions of Article 1 (the "Third Party Provisions"), this Agreement is not intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder, and no third person shall be a third party beneficiary of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

         8.6 Governing Law. This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

         8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.8 Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of a party hereto shall mean actual knowledge of the directors or executive officers of such party.

         8.9 Interpretation. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

         8.10 Publicity. Upon execution of this Agreement by Apollo and Dental, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them, except as provided in the following sentence. Neither party shall, without such mutual agreement or the prior consent of the other, file any documents or issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Apollo's or Dental's communications with their employees or customers in the ordinary course of business.

         8.11 Entire Agreement. This Agreement, including the exhibits and schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                                           APOLLO DIAMOND, INC.


                                           By:              /s/
                                               ---------------------------------
                                               Bryant Linares, President and CEO



                                           DENTAL RESOURCES, INC.


                                           By:              /s/
                                               ---------------------------------
                                               Doug Murphy, President and CEO

                                                                       Exhibit A

                                 PLAN OF MERGER

                  MERGER OF APOLLO DIAMOND, INC. WITH AND INTO
                             DENTAL RESOURCES, INC.


                                    Article 1
                 Constituent Corporations; Surviving Corporation

         The names of the organizations participating in the merger are Dental Resources, Inc., a corporation organized under the laws of the State of Minnesota ("Dental"), and Apollo Diamond, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("Apollo"). Dental will be the corporation surviving the merger. The purpose of the surviving corporation will be the continuation of Apollo's business operations.


                                    Article 2
                                 Effective Time

         The merger shall become effective upon the filing of articles of merger which shall include this plan of merger with the Secretary of the State of Minnesota ("Effective Time").


                                    Article 3
                            Conversion of Securities

         By virtue of the merger and without any action on the part of Apollo or Dental or any holder of any share of capital stock of Apollo or Dental:

(a) Each share of common stock of Apollo, $.01 par value per share ("Apollo Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the Business Corporation Law of Massachusetts ("BCLM")) shall be converted into the right to receive ten thousand (10,000) (the "Conversion Ratio") shares of common stock of Dental, par value $.01 per share (the "Dental Common Stock").

(b) Each option or warrant to purchase shares of Apollo Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Apollo Option"), shall, without any action on the part of Apollo or the holder thereof, be assumed by Dental. From and after the merger, all references to Apollo in the Apollo Options shall be deemed to refer to Dental. The Apollo Options assumed by Dental shall be exercisable upon the same terms and conditions as provided in the Apollo Options (including provisions regarding vesting and the acceleration thereof) except that (i) such Apollo Options shall entitle the holder to purchase from Dental the number of shares of Dental Common Stock that equals the product of the Conversion Ratio multiplied by the number of shares of Apollo Common Stock subject to such Apollo Option immediately prior to the Effective Time, and (ii) the option exercise price per share of Dental Common Stock shall be an amount equal to the exercise price per share of Apollo Common Stock in effect immediately prior to the Effective Time divided by the Conversion Ratio. As promptly as practicable after the Effective Time, Dental shall issue to each holder of an Apollo Option a written instrument informing such holder of the assumption by Dental of such Apollo Option. Dental shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Dental Common Stock for delivery upon exercise of Apollo Options. Dental shall use its commercially reasonable efforts to cause those Apollo Options that qualified as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

(c) Each share of Dental Common Stock issued and outstanding immediately prior to the Effective Time shall (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA) remain issued and outstanding and unaffected by the merger.

(d) Each option or warrant to purchase shares of Dental Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested, shall remain issued and outstanding and unaffected by the Merger.

                                    Article 4
             Articles of Incorporation of the Surviving Corporation

         The Articles of Incorporation of the surviving corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as set forth on Appendix A hereto.

                                                                       Exhibit B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             DENTAL RESOURCES, INC.


         ARTICLE 1 - NAME

         1.1) The name of the corporation shall be Apollo Diamond, Inc.


         ARTICLE 2 - REGISTERED OFFICE AND AGENT

         2.1) The registered office of the limited liability company is located at 590 Park St., Suite 6, Saint Paul, MN 55103, and the name of the registered agent at that address is National Registered Agents, Inc.


         ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 100,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 50,000,000 common shares and 50,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


         ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


         ARTICLE 5 - DIRECTORS

         5.1) Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.


         ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


         ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

         7.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.


         ARTICLE 8 - AMENDMENT OF BYLAWS

         8.1) After the initial Bylaws of the corporation are adopted by the incorporators or first Board in the manner provided by law, no bylaw may be adopted, amended or repealed unless approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote.


         ARTICLE 9 - LIMITATION OF DIRECTOR LIABILITY

         9.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                                                       Exhibit C
                           AMENDED AND RESTATED BYLAWS
                                       OF
                             DENTAL RESOURCES, INC.


                                   ARTICLE 1.
                                     OFFICES

         1.1) Offices. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation shall initially be located at ________________________, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

         2.1) Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or for directors whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

         2.2) Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer or the chief financial officer specifying the purposes of the meeting.

         2.3) Meetings Held Upon Shareholder Demand. Within thirty (30) days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the corporation.

         2.4) Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular or special meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

         2.5) Notice of Meetings. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than _______ days nor more than sixty (60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be given to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be given to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

         2.6) Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

         2.7) Quorum and Adjourned Meeting. The holders of {[______]%} {a majority} of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

         2.8) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in each shareholder's name on the books of the corporation except as may be otherwise provided in the terms of the share { or as may be required to provide for cumulative voting (if not denied by the Articles)} . Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

         2.9) Order of Business. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

         1.       Call of roll
         2.       Proof of due notice of meeting or waiver of notice
         3.       Determination of existence of quorum
         4.       Reading and disposal of any unapproved minutes
         5.       Reports of officers and committees
         6.       Election of directors
         7.       Unfinished business
         8.       New business
         9.       Adjournment.


                                   ARTICLE 3.
                                    DIRECTORS

         3.1) General Powers. { Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the} The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

         3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. { The number of members of the first Board (if not named in the Articles of Incorporation) shall be determined by the incorporators or shareholders. Thereafter, } At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until such director's successor is elected and qualified, or until such director's earlier death, resignation, disqualification, or removal as provided by statute.

         3.3) Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

         3.4) Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         3.5) Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving {[__] days} {[__] hours} notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         3.6) Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         3.7) Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         3.8) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

         3.9) Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall, other than special litigation committees, be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.

         3.10) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

1.       Roll call
2. Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman
3.       Determination of existence of quorum
4.       Reading and disposal of any unapproved minutes
5.       Reports of officers and committees
6.       Election of officers

7.       Unfinished business
8.       New business
9.       Adjournment.

                                   ARTICLE 4.
                                    OFFICERS

         4.1) Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

         4.2) Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

         4.3) Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

         4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.

         4.5) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to the chief executive officer by the Board.

         4.6) Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions undertaken as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.7) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

         4.8) President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

         4.9) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

         4.10) Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.11) Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.12) Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons.


                                   ARTICLE 5.
                                 INDEMNIFICATION

         5.1) Indemnification. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.


                                   ARTICLE 6.
                            SHARES AND THEIR TRANSFER

         6.1) Certificate of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

         6.2) Stock Record. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

         6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or the shareholder's legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

         6.4) Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE 7.
                RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SHARES

         7.1) Disposition of Shares; Notice. No shareholder shall sell, assign, give or otherwise voluntarily transfer or dispose of shares of the corporation during the shareholder's lifetime {(except to or in trust for his or her spouse, children or grandchildren)}, nor shall any shareholder pledge, mortgage or otherwise encumber such shares, unless notice shall first have been given to the corporation, as hereinafter provided, for the purpose of commencing the period within which the corporation may purchase such shares in accordance with this
Article 7. Such notice to the corporation shall be in writing, shall specify the stock involved, shall identify the proposed transferee, and shall be delivered personally or by being deposited in the United States mail in a sealed envelope with first class mail postage prepaid thereon, addressed to an officer of the corporation at the principal office of the corporation. The corporation shall have the first option to purchase such shares, in whole but not in part, at any time within ninety (90) days after the date of receipt of such notice, at the price provided in Section 7.5 hereof.

         7.2) Renewal of Notice. Any transfer to be made after the expiration of said ninety (90) day period must be made within an additional period of six (6) months; otherwise, requisite notice to the corporation must be given anew.

         7.3) Death, Insolvency or Bankruptcy of Shareholder { or Termination of Employment}. In the event of the death of a shareholder, or in the event that a shareholder is adjudicated a bankrupt or that judgment is entered against the shareholder and execution is levied thereon, or in the event that shares of stock which have been pledged, mortgaged or hypothecated by a shareholder (in compliance with 7.1 hereof) are foreclosed upon or sold pursuant to the collateral agreement, { or in the event that a shareholder's employment by the corporation is terminated for any reason, voluntary or involuntary,} the corporation shall have the first option to purchase all but not part of the shares of stock of the corporation owned by such shareholder on the date of any such event { (except shares transferred to or in trust for his or her spouse, children or grandchildren)}. Such option shall be exercisable at any time for a period of ninety (90) days after the occurrence of any such event, at the price provided in Section 7.5 hereof.

         7.4) Exercise of Option. The options granted to the corporation by Sections 7.1 and 7.3 hereof shall be exercised by delivery of written notice of the exercise, signed by an officer of the corporation, to the shareholder or the shareholder's personal representative or successor, as the case may be. The question of whether or not the corporation shall exercise such options shall be determined by a vote of a majority of the entire Board of Directors; provided that if the offering shareholder is a director, such person shall not vote on the question.

         7.5) Purchase Price of Stock. The price per share to be paid a shareholder for the shareholder's shares of stock of the corporation upon exercise of the corporation's rights to purchase such stock hereunder shall be an amount equal to the value per share last established by the unanimous vote of the entire Board of Directors applicable to all outstanding shares of the corporation. If the Board has failed to establish any such value and price for more than fourteen (14) months, then the value per share shall be determined as of the last day of the month immediately preceding the date of the event giving rise to the purchase, by appraisal of three qualified appraisers selected, one by the offering shareholder (or the offering shareholder's legal representative), one by the corporation, and one by the other two (or if they are unable to agree within ten (10) days after their selection, by the Chief Judge of the District Court for the County in which the corporation then has its registered office); such appraisers shall determine such value as that price which a willing buyer, being under no compulsion to buy, would pay for a share of stock of the corporation and which a willing seller, being under no compulsion to sell, would accept for a share of stock. Such appraisal shall be accomplished under such rules as the appraisers may reasonably establish or otherwise in accordance with the Uniform Arbitration Act (Sections 572.08?572.30 of the Minnesota Statutes). The decision of the appraisers shall be rendered in writing by a majority vote, within sixty (60) days after the selection of the third appraiser, which decision shall be final and binding on all parties. The corporation shall pay the entire purchase price in cash within thirty (30) days after the date of the exercise of its option to purchase or the date of the decision of the appraisers, whichever is later, and upon surrender of the certificates representing the shares so purchased, duly endorsed for transfer.

         7.6) Endorsement on Stock Certificates. An endorsement in language substantially as follows shall be placed on each certificate representing shares of stock of the corporation:

"The shares of stock represented by this certificate are subject to certain purchase options in the corporation as set forth in Article 7 of the Bylaws, which Bylaws are available for inspection at the principal office of the corporation."

         7.7) Private Agreement. The provisions of this Article 7 may be modified or expanded as between any shareholder and the corporation pursuant to a written agreement duly authorized by the shareholders holding at least {sixty-six and two-thirds percent (66-2/3%) } of the total voting power of the shareholders, in which case the provisions of such agreement shall govern to the extent inconsistent with this Article 7.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

         8.1) Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

         8.2) Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

         8.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

         8.4) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

         8.5) Securities of Other Corporations.

         (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

         8.6) Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement as defined in Minnesota Statutes, Section 302A.457, whenever adopted, such shareholder control agreement shall govern.

                                   ARTICLE 9.
                                    MEETINGS

         9.1) Telephone Meetings and Participation.

         A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

         {Closely-Held Language A conference among shareholders or directors or committee members by any means of communication through which the participants may simultaneously hear each other during the conference constitutes a shareholder, Board or Committee meeting, respectively, if the same notice is given of the conference as would be required for such meeting, and if the number of participants in the conference would be sufficient to constitute a quorum at such meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A shareholder, director or committee member may participate in a meeting not heretofore described in this paragraph, by any means of communication through which such shareholder, director or committee member and others participating by similar means of communication, and all participants physically present at the meeting, may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.}

         9.2) Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

                                   ARTICLE 10.
                              AMENDMENTS OF BYLAWS

         10.1) Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of {[__]%} {a majority} of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.


         The undersigned, ____________________________, Secretary of
___________________, hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by its {first Board of Directors} {incorporator} {incorporators} on ____________________.


         {The undersigned, _______________________, Secretary of
___________________, hereby certifies that the foregoing Restated Bylaws were duly adopted as the Bylaws of the corporation by its shareholders on -----------------.}

_________________________________
         Secretary

Attest:


_________________________________
President

                                                                       Exhibit D


$507,450                                     ___________, 2001 ("Issuance Date")
                                                          Minneapolis, Minnesota

                              LIMITED RECOURSE NOTE

         For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, Dental Assets Acquisition, Inc., a Minnesota corporation ("DAA"), agrees to pay to the order of Dental Resource, Inc. ("Dental"), or its registered assign ("Holder") at 530 S River Street, Delano, MN 55328 or such other address provided to DAA by written notice from Holder, the principal amount of up to Five Hundred Seven Thousand Four Hundred Fifty Dollars ($507,450) (the "Principal Amount"), with interest accruing at an interest rate of Five and One Half percent (5.5%) per annum from the date hereof until this Note is paid in full, upon the terms and conditions specified below.

This Note is made in connection with that certain Asset Purchase Agreement dated August 10, 2001, between Dental, DAA and Douglas B. Murphy, William H. Murphy, and Bryan A. Nichols (collectively referred to herein as the "Shareholders"). Payment of this Note is secured by limited personal guarantees of each of the Shareholders, dated , 200 and attached hereto as Exhibit A.

         1. Payment / Limited Recourse. On each anniversary of the Issuance Date (or, if such anniversary is a holiday, Saturday or Sunday, on the following business day) (the "Anniversary"), commencing on the first (1st) Anniversary and ending on the fifth (5th) Anniversary, this Note shall be repaid in cash in five
(5) equal installments (the "Installments"), each Installment being equal and limited to the lesser of (a) one fifth of the Principal Amount, plus all interest accrued on the outstanding Principal Amount as of the time of payment (the "Maximum Installment"), or (b) the value of the Sales Proceeds (as defined in Section 4 below) from a sale of Twenty Nine Thousand Seven Hundred Forty Five (29,745) shares of Dental common stock (the "Shares"), such amount being subject to adjustment for stock splits or similar adjustments.

         2. Prepayment. This Note may be prepaid at any time by paying to Dental all Maximum Installments still outstanding.

         3. Event of Default. All Installments outstanding shall, at the option of Dental, become immediately due and payable upon the occurrence of any of the following events (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) (individually an "Event of Default"):

         (a) if any creditor of DAA commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment owed by DAA which is not contested in good faith, and such action or proceeding is not terminated by DAA within fifteen (15) days through the satisfaction of the underlying judgment; or

         (b) if DAA makes an assignment for the benefit of creditors; or

         (c) if any order, judgment, or decree is entered adjudicating DAA bankrupt or insolvent; or

         (d) if DAA petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of DAA, or commences any proceedings relating to DAA under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         (e) if an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than 30 days; or

         (f) if any order, judgment, or decree is entered in any proceedings against DAA decreeing the dissolution of DAA and such order, judgment, or decree remains unstayed and in effect for more than 30 days; or

         (g) if DAA fails to pay any amount due under this Note within thirty
(30) calendar days and one or all of the Guarantors do not fulfill their obligations under the limited personal guarantees with regard to such amount due.

         DAA shall immediately notify Dental or Holder of the occurrence of any Event of Default of the Note described in subparagraphs (a) to (f). Upon the occurrence of any Event of Default, DAA's liability shall be limited to the value of the Sales Proceeds for the Shares for each Installment still outstanding.

         4. Sales Proceeds. "Sales Proceeds" mean:

         (a) if the Shares are offered and sold to the public in the open market through broker(s) and/or market maker(s): the fair market value of the Shares. The fair market value of the Shares shall be its "market price", calculated for purposes of Section 1 as of the date fifteen (15) calendar days prior to the Anniversary and for purposes of Section 3 as of the date of the occurrence of the Event of Default, respectively (the "Sale Date"), as follows:

(i) if Dental's common stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, then the average of the prices of such stock at the close of the regular trading session of such market or exchange for the ten (10) business days immediately preceding the Sale Date, or
(ii) if Dental's common stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, then the average of the closing "bid" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service for the ten (10) business days immediately preceding the Sale Date; or
(b) if the Shares are sold in a private placement, the proceeds from such sale. The Shares may be sold in a private placement only with the prior written consent of Dental, based upon a per share value determined by the board of directors of Dental.

         5. Waiver of Notices. DAA hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Dental or Holder, its agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof and such rights and powers shall be deemed continuous.

         6. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Dental or Holder.

         7. Governing Law. This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Minnesota, without reference to the choice of law principles thereof.

         IN WITNESS WHEREOF, DAA has caused this Promissory Note to be signed by its authorized officer and dated as of the date stated above.

                                                 DENTAL ASSETS ACQUISITION, INC.



                                                 By:
                                                 Its:

                                    Exhibit A

                           LIMITED PERSONAL GUARANTEE

                                                                       Exhibit E

                           SHAREHOLDER ACKNOWLEDGMENT


DATE:    August   , 2001

PARTIES:

         Dental Resources, Inc.,
         a Minnesota corporation                                      ("Dental")

         and

         ________________________________,
         a shareholder of
         Apollo Diamonds, Inc. ("Apollo"),
         A Massachusetts corporation                 (hereinafter "Shareholder")


         RECITALS:

         A. Shareholder is the beneficial owner of ______________ (____________) outstanding shares of Apollo Common Stock, and/or the holder of options, warrants or other rights to acquire _________________ (_______) shares of Apollo Common Stock.

         B. Dental and Apollo are entering, or have entered, into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which Apollo will merge with and into Dental (the "Merger") and as a result of which outstanding shares of Apollo Stock shall be converted into the right to receive a certain amount of Dental Common Stock as provided in the Merger Agreement.

         C. Pursuant to the Merger Agreement, Apollo agrees to obtain Shareholder's acknowledgment pursuant to the terms and provisions hereof.

         D. Shareholder deems it to be in his/her/its best interests and in the best interests of Apollo and all other shareholders of Apollo that the Merger Agreement be approved, ratified and confirmed by the shareholders of Apollo.

         E. It is understood by the Shareholders that Dental's execution of the Merger Agreement was, or is being, done in reliance upon the contemporaneous, or prompt subsequent, execution and delivery of this Agreement and that Dental will incur substantial expenses proceeding toward consummation of the Merger as contemplated by the Merger Agreement and that such expenses will be undertaken in reliance upon and as a result of the agreements and undertakings of Shareholder set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and in order to induce Dental to execute the Merger Agreement and to proceed as contemplated by the Merger Agreement toward the consummation of the Merger, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


         AGREEMENTS:

         1. Vote in Favor of Merger. Shareholder, in Shareholder's capacity as a shareholder of Apollo or as a representative with the authority to vote shares of Apollo Stock, acknowledges and agrees that he, she or it hereby does duly vote all shares of Apollo Stock with respect to which Shareholder presently owns or controls voting power (the "Shareholder's Stock") in favor of the approval of the Merger Agreement and the transactions contemplated thereby, and Shareholder agrees that Shareholder shall not take any action contrary thereto.

         2. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Dental as follows.

              (a) Shareholder has the legal capacity, and all legal and equitable right, power, and authority (without the consent or approval of any other person), to enter into and perform all of his, her or its obligations under this Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid, and binding agreement of Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by laws affecting creditors rights generally or by judicial limitations on the right to specific performance, injunctive relief or other equitable remedies.

              (b) Shareholder has valid and unencumbered title to all of the Shareholder's Stock, free and clear of any Liens or other encumbrances. Upon completion of the Merger, Shareholder will, upon request, execute and deliver any additional documents deemed by Dental to be reasonably necessary or desirable to complete the conversion of Shareholder's Stock into shares of Dental Common Stock and the assumption by Dental of any Apollo Options of Shareholder as provided for in the Merger Agreement.

              (c) The execution, delivery, and performance of this Agreement by Shareholder and the consummation of the Merger does not and will not (i) violate any other agreement to which Shareholder is a party or by which Shareholder or any of Shareholder's assets is bound or affected, including, without limitation, any voting agreement, shareholders agreement, or voting trust; (ii) give any party with rights under any such agreement the right to terminate, modify or otherwise change the rights or obligations of Shareholder thereunder or hereunder; or (iii) except as provided in the Merger Agreement, require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person with respect to Shareholder or Shareholder's Stock.

              (d) The following applies to Shareholder [please check all boxes applicable]:

              [ ]           Shareholder is an experienced and knowledgeable
              investor and acknowledges that he/she/it is able to fend for himself/herself/itself, can bear the economic risk of an investment in Dental Common Stock and is capable of evaluating the merits and risks of such investment. Shareholder (if entity) has not been organized for the purpose of acquiring the Dental Common Stock.
              [ ]           Shareholder is an accredited investor because
              Shareholder is
                            [ ] (1) An individual with a net worth, or a joint
                            net worth together with his or her spouse, in excess
                            of $1,000,000. (In calculating net worth, you may
                            include equity in personal property and real estate,
                            including your principal residence, cash, short term
                            investments, stock and securities. Equity in
                            personal property and real estate should be based on
                            the fair market value of such property minus debt
                            secured by such property.)
                            [ ] (2) An individual that had an individual income
                            in excess of $200,000 in each of the prior two years
                            and reasonably expects an income in excess of
                            $200,000 in the current year.
                            [ ] (3) An individual that had with his/her spouse
                            joint income in excess of $300,000 in each of the
                            prior two years and reasonably expects joint income
                            in excess of $300,000 in the current year.
                            [ ] (4) An entity all of whose equity owners meet
                            one of the tests set forth in (1) through (3) above.
                            Please identify each person included in such entity
                            and the test each qualifies under:
                            ____________________________________________________
                            ____________________________________________________
                            ____________________________________________________
                            [ ] (5) An entity, and is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Act. This representation is based on the following
                            (check one or more, as applicable):
                            (i) The Subscriber (or, in the case of a trust, the Subscriber trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.
                            (ii) The Subscriber is an insurance company as defined in Section 2(13) of the Act.
                            (iii) The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in
                            Section 2(a) (48) of that Act.

                            (iv) The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
                            (v) The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
                            (vi) The Subscriber has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring shares of the Partnership and is one or more of the following (check one or more, as appropriate):
                                    [ ] an organization described in Section
                                    501(c)(3) of the Internal Revenue Code; or
                                    [ ] a corporation; or
                                    [ ] a Massachusetts or similar business
                                    trust; or
                                    [ ] a partnership.
                            [ ] (6) The Subscriber is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring a Unit and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

              (e) Shareholder's domicile (if Shareholder is an individual) or principal location (if Shareholder is an entity) is in (State).

         Shareholder understands and acknowledges that Dental, Apollo and their respective counsel will be acting in material reliance upon the truth and accuracy of all representations of Shareholder set forth in this Agreement.

         3. Investment Purpose in Acquiring the Merger Shares. Shareholder is acquiring the shares of Dental Common Stock to be issued to Shareholder in the Merger (the "Merger Shares") for Shareholder's own account for investment purposes only and not with a view to their resale or distribution except in accordance with registration under applicable securities laws or exemptions therefrom. Shareholder does not have any present intention to divide his, her or its participation with others or to resell or otherwise dispose of (and does not have any short position in or agreement to sell) all or any part of the Merger Shares except in accordance with registration under applicable securities laws or exemptions therefrom.

         4. Information About Dental. Shareholder acknowledges receipt of business information about Dental, including Dental's proxy statement to Dental's shareholders for the special meeting of Dental's shareholders on September 18, 2001. Shareholder further acknowledges that Shareholder has had the opportunity to discuss the business and affairs of Dental with an officer of Dental and has received such information concerning Dental as Shareholder considers necessary or advisable in order to form a decision concerning acquisition of the Merger Shares.

         5. Restriction on Transfer; Compliance with 1933 Act. Shareholder understands that the Merger Shares are not freely transferable and that, other than pursuant to a registration statement or availability of an exemption from registration for the sale of such Merger Shares, Shareholder may in fact be prohibited by applicable securities laws and regulations from selling the Merger Shares for an extended period of time. If Shareholder sells or distributes any Merger Shares in the future, Shareholder shall sell or distribute them pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act") and other applicable securities laws. Shareholder will not transfer any part of the Merger Shares without (i) effective registration under the 1933 Act and other applicable securities laws, or (ii) obtaining an opinion of counsel satisfactory in form and substance to counsel for Dental stating that the proposed transaction, if effected without such registration, will not result in a violation of the 1933 Act and other applicable securities laws.

         6. Restrictive Legend. Dental may place a restrictive legend on all certificates representing Merger Shares containing substantially the following language:

"The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required."

         7. Successors and Assigns. This Agreement shall be binding upon any purchasers, donees, pledgees, and other transferees of Apollo Stock legally or beneficially owned by Shareholder. Shareholder agrees not to make any transfers of such Apollo Stock without first making any such transferee fully aware of the obligations hereunder and obtaining such transferee's written agreement to comply with the terms hereof.

         8. Injunctive Relief. Shareholder agrees that in the event of Shareholder's breach of any provision of this Agreement, Dental may be without an adequate remedy at law. Shareholder therefore agrees that in the event of Shareholder's breach of any provision of this Agreement, Dental may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, Dental will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         10. Further Assurances. Shareholder shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         11. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

         12. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Merger Agreement.

         IN WITNESS WHEREOF, Dental has caused this Shareholder Acknowledgment to be executed by its duly authorized officer, and Shareholder has executed this Shareholder Acknowledgment, as of the date and year first above written.


                                                DENTAL RESOURCES, INC.


                                                By:
                                                     ---------------------------

                                                Its:
                                                     ---------------------------


                                                SHAREHOLDER:



                                                --------------------------------
                                                (Please print name)

Nevada
         If a Shareholder is a married individual and residing in Nevada, the consent below must be completed and signed by the spouse of the Shareholder.

         By virtue of such signature of the spouse (if any) of the holder of each outstanding share of Apollo Stock or each outstanding Apollo Option, such spouse hereby appoints such holder as his or her attorney-in-fact in respect to the exercise of any rights or discharge of any obligations under the Merger Agreement and this Agreement, and agrees to be bound by the provisions of this Agreement and the Merger Agreement insofar as such spouse may have any rights under this Agreement and the Merger Agreement under the laws of the State of Nevada or other laws relating to community, separate or marital property in effect in Nevada or in the state of such spouse's residence as of the date of this Agreement.

-----------------------------------
(Print Name of Spouse - If Married)

-----------------------------------
(Signature of Spouse - If Married)